Exhibit 99.1

Kaman Corporation
Bloomfield, CT  06002
(860) 243-7100                                                 NEWS
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                                                               KAMAN


               KAMAN CORPORATION ANNOUNCES DEVELOPMENT CONCERNING
                           PROPOSED RECAPITALIZATION


BLOOMFIELD, CONNECTICUT, (June 24, 2005) - In connection with the recapitalization agreement between Kaman Corporation (NASDAQ: KAMNA) and members of the Kaman family that was previously announced on June 7, 2005, the company reported today that yesterday afternoon it received a letter from Kaman family representatives indicating that the family is in discussions concerning a possible "qualifying alternative transaction" and that the family has reached a stage that they reasonably believe will likely result in a "qualifying alternative transaction". A "qualifying alternative transaction" is defined in, and permitted by, the recapitalization agreement. Receipt of the letter does not by itself mean that the Kaman family will enter into an agreement providing for a "qualifying alternative transaction" or that it will seek to terminate the recapitalization agreement.

In order to be a "qualifying alternative transaction," a proposed transaction would need to meet several requirements provided for in the recapitalization agreement, including that the minimum value in cash or marketable publicly traded securities offered per share of Class B common stock by the third party must be at least $46.62 and must be offered to all Class B shareholders. The letter did not provide any information concerning possible terms, timing or parties to the possible transaction. However, if the Kaman family were to enter into an agreement providing for a "qualifying alternative transaction" and seek to terminate the recapitalization agreement, the company's Board of Directors would have ten business days (or if an arbitration were to be commenced until five business days following completion of the arbitration) to determine whether to approve and propose to shareholders a "substitute recapitalization proposal" under the recapitalization agreement. If approved by the Board and proposed to shareholders, a "substitute recapitalization proposal" would amend the existing recapitalization proposal to increase the number of voting common shares into which each share of Class B common stock would be converted and would need to provide for a minimum deemed value per Class B common share of at least $0.65 greater than the per share amount offered in the qualifying alternative transaction. For this purpose, one share of the voting stock would be valued at $15.54, which was the average closing price for the Class A common stock over the ten trading day period prior to the recapitalization agreement being signed. Pursuant to the recapitalization agreement, the Kaman family has agreed to support any "substitute recapitalization proposal" in the event one is approved by the Board of Directors.

Additional details of the recapitalization agreement can be found by reviewing the recapitalization agreement, which was filed as Exhibit 99.1 to the Company's current report on Form 8-K filed on June 7, 2005.


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Kaman Corporation
June 24, 2005

Based in Bloomfield, Conn., Kaman Corporation conducts business in the aerospace, industrial distribution and music markets. Kaman operates its aerospace business through its Aerostructures, Fuzing, and Helicopters divisions and its Kamatics subsidiary providing subcontract aerostructure manufacturing for military and commercial aircraft, missile and bomb fuzing products, SH-2G and K-MAX helicopters, and proprietary aircraft bearings and products. Principal aerospace facilities are located in Connecticut, Florida and Kansas. Kaman is the third largest North American distributor of power transmission, motion control, material handling and electrical components and a wide range of bearings offered to a customer base of more than 50,000 customers representing a highly diversified cross-section of North American industry, with principal facilities in Alabama, California, Connecticut, New York, Indiana, Kentucky and Utah. Kaman is also the largest independent distributor of musical instruments and accessories, offering more than 17,500 products for amateurs and professionals, with principal facilities in Arizona, Connecticut, California, New Jersey and Tennessee.

                                     * * *

Forward-Looking Statements
--------------------------

This release may contain forward-looking information relating to the corporation's business and prospects, including aerostructures and helicopter subcontract programs and components, advanced technology products, the SH-2G and K-MAX helicopter programs, the industrial distribution and music businesses, operating cash flow, the benefits of the recapitalization transaction, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Those uncertainties include, but are not limited to: 1) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic; 2) political conditions in countries where the corporation does or intends to do business; 3) standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; 4) economic and competitive conditions in markets served by the corporation, particularly defense, commercial aviation, industrial production and consumer market for music products, as well as global economic conditions; 5) satisfactory completion of the Australian SH-2G(A)program, including successful completion and integration of the full ITAS software; 6) receipt and successful execution of production orders for the JPF U.S. government contract including the exercise of all contract options and receipt of orders from allied militaries, as both have been assumed in connection with goodwill impairment evaluations; 7) satisfactory resolution of the EODC/University of Arizona litigation; 8) achievement of enhanced business base in the Aerospace segment in order to better absorb overhead and general and administrative expenses, including successful execution of the contract with Sikorsky for the BLACK HAWK Helicopter program; 9) satisfactory results of negotiations with NAVAIR concerning the corporation's leased facility in Bloomfield, Conn.; 10) profitable integration of acquired businesses into the


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Kaman Corporation
June 24, 2005

corporation's operations; 11) changes in supplier sales or vendor incentive policies; 12) the effect of price increases or decreases; 13) pension plan assumptions and future contributions; 14) continued availability of raw materials in adequate supplies; 15) satisfactory resolution of the supplier switch and incorrect part issues at Dayron and the DCIS investigation; 16) cost growth in connection with potential environmental remediation activities related to the Bloomfield and Moosup facilities; 17) successful replacement of the Corporation's revolving credit facility upon its expiration in November 2005; 18) risks associated with the course of litigation; 19) changes in laws and regulations, taxes, interest rates, inflation rates, general business conditions and other factors; 20) the effects of currency exchange rates and foreign competition on future operations; and 21) other risks and uncertainties set forth in Kaman's annual, quarterly and current reports, and proxy statements. Any forward-looking information provided in this release should be considered with these factors in mind. The corporation assumes no obligation to update any forward-looking statements contained in this release.

Kaman intends to file with the Securities and Exchange Commission a Registration Statement on Form S-4, which will contain a proxy statement/prospectus in connection with the proposed recapitalization. The proxy statement/prospectus will be mailed to the stockholders of Kaman when it is finalized. STOCKHOLDERS OF KAMAN ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement/prospectus (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by request from the contact listed below.

Kaman and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed recapitalization. The participants in such solicitation may include Kaman's executive officers and directors. Further information regarding persons who may be deemed participants will be available in Kaman's proxy statement/prospectus to be filed with the Securities and Exchange Commission in connection with the proposed recapitalization.

Contact:  Russell H. Jones
SVP, Chief Investment Officer & Treasurer
(860) 243-6307
rhj-corp@kaman.com
www.kaman.com